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[SEAL] BUSINESS/FARM/                          ID# 6,468,800 BC
       PROFESSIONAL CORPORATION                WD# 820802
       ARTICLES OF AMENDMENT                   Filed By 11/17/00 [ILLEGIBLE]
       SECRETARY OF STATE                      ------------------------------
       SFN 13008 (4-00)


IG FEE $20.00

If the registered agent changed, or if authorized shares are increased or changed, additional fees may be due.

           SEE REVERSE SIDE FOR FEES, FILING AND MAILING INSTRUCTIONS



TYPE OR PRINT LEGIBLY

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1.   The name of the corporation as reflected in the Articles of incorporation     2.   Federal ID#       3. Telephone #
     on file with the Secretary of State
       DAKOTA IMAGING, INC.                                                          4-0420093            701-222-3330
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

4. Complete mailing address of the principal place of business (Street/RR, P.O. Box, City State, Zip+4)

       3727 KINGSTON DR., BISMARCK, N.D.  58503
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5.   Toll-Free Telephone #

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6.   The following amendment has been adopted pursuant to the provisions of the
     North Dakota Business Corporation Act, North Dakota Company Code, Chapter 10-13-1:

          I, the undersigned, Lawrence Nieters, do hereby certify:

               That the Board of Directors of Dakota Imaging, Inc. (the "Company"), at a meeting duly convened and held on the 16th day of November, 2000. adopted a resolution to amend the original articles as follows:

               *Article Four is hereby amended to read as follows:

               The aggregate number of shares, which the Company has the authority to issue is 150,000,000 shares, which is 100,000,000 shares of common stock with the par value of 0.001 per share and 50,000,000 shares of preferred stock with the par value of $0.001 per share.

               The change in par value does not affect stated capital

         The number of shares of the Company's common stock outstanding and entitled to vote on an amendment to the Articles of Incorporation was 1,000; that the said change and amendment was unanimously adopted on the 16th day of November 2000 by the Company's shareholders.

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7.       The Amendment shall be effective
           (check one)       [X] When filed the Secretary of State
                             [_] Later on
                                         -------------------------------------
                                             (month, day, year)

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8.   The amendment was adopted on 16 NOV, 2000 by one of the following methods
     (check the appropriate method)

     [X]  By the shareholders
     [_]  By the incorporation where no shares have been issued
     [_]  By the Board where no shares have been issued

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9.   Does the amendment provide for, but not establish the manner for efficiency an exchange, reclassification or cancellation of issued shares (Check the appropriate [_])

     [X] Yes. The shares are affected as follows: All outstanding shares were exchanged one for one at the new par value.

     OR

         No.   The shares are unaffected by the amendment.

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10.  "The  undersigned,  a  person  authorized  by the  corporation  to sign the amendment, has read the foregoing Articles of Amendment, knows the contents thereof, and believes the statements made thereon to be true.



                               /s/ Lawrence Nieters            17 NOV 00
                              ------------------------------------------
                                        Signature                  Date

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
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11.  Name of Person on contract about this amendment    E-Mail Address               Daytime Telephone #

       LAWRENCE NIETERS                              nieters@btigate.com              701-222-3330
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